UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2013 (November 18, 2013)

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and Fred H. Zolla mutually agreed to terminate Mr. Zolla’s employment by the Company as Executive Chairman of the Board of the Company, effective as of the close of business on November 18, 2013.  Mr. Zolla also resigned as a Director of the Company, effective as of the close of business on November 18, 2013.  In conjunction with Mr. Zolla’s departure from the Company, the Company will retain Mr. Zolla as a consultant to the Company upon terms and conditions being negotiated between Mr. Zolla and the Company.

A Termination Agreement between Mr. Zolla and the Company, to which will be attached as an Exhibit, a copy of the Consulting Agreement between Mr. Zolla and the Company is being negotiated by Mr. Zolla and the Company and when finalized will be attached as an Exhibit to a Form 8-K that the Company will file with the Securities and Exchange Commission upon its execution.

Prior to Mr. Zolla’s departure, disagreements arose between the Board of Directors of the Company and Mr. Zolla with respect to the Company.

Additional information relating to Mr. Zolla’s departure from the Company is contained in the Company’s press release dated November 22, 2013, and filed with this current report on Form 8-K as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release entitled “iMedicor Announces Departure of Former Executive Chairman of the Board Fred Zolla”, dated November 22, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMEDICOR, INC.
(Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

Dated: November 22, 2013